CUI GLOBAL INC. ANNOUNCES INTENT TO ACQUIRE PRIVATELY OWNED

NATURAL GAS TECHNOLOGY COMPANY ORBITAL-UK FOR £17.0 MILLION

Synergistic Acquisition Expected to Speed Market Adoption of Vergence® GasPT2

Metering Device and Immediately Add Significant Accretive Revenue and Earnings to CUI Global

CUI Global’s Established Worldwide Distribution Network Expected to Fuel Growth and Increase Visibility for Orbital-UK

TUALATIN, OR — March 6, 2013 — CUI Global, Inc. (NASDAQ: CUI), a platform company dedicated to the acquisition, development, and commercialization of new, innovative technologies, today announced it has signed a Shareholder Purchase Agreement (“SPA”) to acquire 100% of the capital stock of Orbital Gas Systems Limited (“Orbital-UK”), a United Kingdom-based provider of natural gas infra-structure and advanced technology, including metering, odorization, remote telemetry units (“RTU”) and a diverse range of personalized gas engineering solutions to the gas utilities, power generation, emissions, manufacturing and automotive industries.

Effective upon completion of the acquisition, Orbital-UK will become a wholly owned subsidiary of CUI Global. Andrew Ridge will continue as the managing director of Orbital-UK. William Clough will remain as president and CEO of CUI Global, and assume the role of CEO of Orbital-UK. CUI Global does not expect any organizational changes to Orbital-UK’s operations in the United Kingdom or elsewhere.

The Company will host a conference call to provide an overview of the transaction on Wednesday, March 6th at 11:00 am Eastern.  Interested parties may call: 877-407-8029 or access the call on the internet via:  http://www.investorcalendar.com/IC/CEPage.asp?ID=170641

A replay of the call will be available until April 6, 2013 by calling: 877-660-6853 and entering Conference ID #:  410185

“We believe the acquisition offers significant synergies for revenue growth. Orbital-UK’s internationally recognized expertise in the natural gas industry, including bringing together the patented VE-technology with the Vergence® device from CUI Global offer natural gas operators/users a comprehensive solution set for the next generation of energy metering systems,” stated William Clough, CUI Global’s president & CEO.

While the Vergence Technology allows the natural gas operator to quickly and accurately obtain Calorific Value (CV), Wobbe Index (WI), Relative Density (RD), and Compression Factor (Z) in less than three seconds; that analysis takes place after an 8 to 10 minute delay in capturing the natural gas sample from the pipeline. The patented VE-Probe, on the other hand, allows the sample to be obtained from the pipeline in less than two seconds.

Combining the two technologies, allows for a packaged device that provides the natural gas operator/user a complete energy analysis (from sample to results) in less than five (5) seconds – a process that now takes from 12 to as much as 40 minutes – giving the operator the ability to obtain almost “real-time” results simply unavailable from any other current technologies.

In addition, Orbital-UK’s in-house engineering capabilities, manufacturing relationships, and R&D infrastructure are expected to accelerate the adoption of the Vergence device, while allowing the company to control all calibration, packaging, delivery, engineering support and more within the Orbital-UK facilities; thus allowing CUI Global to capture an even larger percentage of operating margins from the final, packaged device. Anticipated cost synergies include leveraging existing sales and distribution infrastructure for cross-selling opportunities.

The acquisition will also immediately add significant revenues and earnings to CUI Global. The SPA calls for purchase of all of the outstanding shares in Orbital-UK and its subsidiary for a gross purchase price of £17.0 million. The transaction is expected to close by April 30, 2013, subject to customary closing conditions, including regulatory approval. The purchase is to be funded in part by a future equity offering and available cash resources.

Orbital-UK’s unaudited historical results for calendar year 2012 show that it produced net income of approximately $3.1 million on gross revenues in excess of $23.0 million. An unaudited pro forma condensed combined statement of operations for FY 2012 results in net earnings of $511,399 or $0.03 earnings per share (“EPS”) on gross revenues of more than $63.9 million.

With Orbital-UK’s capabilities, reputation, and extensive contacts throughout the natural gas industry, this acquisition allows CUI Global to speed up and enhance the development and adoption of its proprietary Vergence Technology. In addition, Orbital-UK will be working to rapidly bring its natural gas product line to a broader international market using CUI Global’s market partners and global distribution capabilities.

“This transaction effectively positions CUI Global for even more accelerated growth,” explained Clough. “Orbital-UK’s talent base of technical employees and their world-class engineering and support team, not to mention their sterling reputation within the natural gas industry, will enable us to speed market adoption of our Vergence GasPT2 device; while CUI Global’s established network of global distributors will allow Orbital-UK to market its broad portfolio of natural gas products to a much larger audience.”

“This is a very significant company milestone for Orbital,” explained Orbital-UK’s managing director, Andy Ridge. “With the combination of these two companies we will now be able to expand our programs and services for our existing customer base, as well as pursue growth opportunities across a much broader market. As part of a global entity, we expect enhanced visibility in the market and heightened awareness for our company offerings. Further, the addition of the Vergence GasPT2 technology to our current product line is expected to increase our ability to penetrate new markets and thereby grow our core business.”

Since it was formed in 1984, Orbital-UK has focused its attention on providing superior customer service, advanced technology solutions and a dedication to product quality unequaled in the natural gas industry. Orbital-UK’s customers, including National Grid (the national gas transmission company for the UK), all of the UK's Gas distribution networks, and others such as Jaguar Motor Cars, BMW, and more, have come to rely on its team of talented and knowledgeable employees for crucial engineering support and specialized knowledge. Its value-added services and innovative products reduce the time it takes to identify, design and begin cost effective delivery of new technology to the natural gas and other industries.

“The acquisition of Orbital-UK, with the associated increase in revenues and earnings, and the dramatic increase in our ability to penetrate the natural gas market, while capturing even more operational margin, all combine to further our strategy of making opportunistic, synergistic acquisitions of either technology, personnel, or companies that will increase our growth and, thereby, enhance our shareholder value – this transaction certainly encapsulates all of those positive elements,” Clough concluded.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global is a publicly traded platform company dedicated to maximizing shareholder value through the acquisition and development of innovative companies and technologies. From its Vergence GasPT2 platform targeting the energy sector, to its subsidiary CUI Inc.'s digital power platform targeting the networking and telecom industries, CUI Global has built a diversified portfolio of leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. CUI Global prides itself on operating with the same level of integrity, respect, and philanthropic dedication that was put in place by CUI Inc.’s founder more than 20 years ago. It is these values that allow the company to make a difference in the lives of its customers, its communities, and its employees. Recently, a move was made to merge and streamline resources with its subsidiary CUI Inc. in order to create a unified, international brand that now positions CUI Global for further strategic expansion.

About CUI, Inc.

CUI Inc is a technology company dedicated to the development and distribution of electro-mechanical products. Its broad power and component product portfolios allow customers to address design challenges across a range of industries and applications. Built on a solid foundation of core operating principals, CUI seeks to maximize value for customers through their engineering, manufacturing, and supply chain capabilities. As an industry leader, CUI continues to invest in the future through new technologies, talented employees, expanded manufacturing capabilities, and a growing global reach.

For more information, please visit www.cuiglobal.com and www.cui.com.

About Orbital Gas Systems Ltd.

Orbital-UK is the largest natural gas systems integrator in the U.K. and is a key partner of CUI Global for commercializing its Vergence® GasPT2 device. For over 25 years, Orbital has developed its portfolio of products, solutions, services and resources to offer a diverse range of personalized gas engineering solutions to the gas utilities, power generation, emissions, manufacturing and automotive industries.

For more information, please visit www.orbital-uk.com.

Important Cautions Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including statements regarding the company’s pending acquisition of Orbital-UK, the integration of Orbital-UK, the anticipated financial results of the combined company and the combined company’s anticipated marketing and sales efforts, are all subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, completion of the pending acquisition of Orbital-UK and the successful integration of the two businesses, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission, including the most recent annual report on Form 10-K.

Company Contact: CUI Global, Inc. Media Contact: Maggie Lefor Main: 503-612-2300 press@cuiglobal.com	Investor Relations: CUI Global, Inc. Main: 503-612-2317 investors@cuiglobal.com Outside IR contact: BPC Financial Marketing John Baldissera 800-368-1217